CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Covenant Transport, Inc. on Form S-8 (File Nos. 33-88686 and 333-67599) of our report dated February 3, 1999, on our audits of the consolidated financial statements of Covenant Transport, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Knoxville, Tennessee
March 26, 1999